                                                                EXHIBIT 11(a)


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 7 to the Registration Statement on Form N-1A (File No. 33-76250) of Summit Investment Trust of our report dated July 16, 1996 on our audit of the financial statements of the Summit High Yield Fund as of May 31, 1996 and for the periods then ended referred to in our report included in the Statement of Additional Information. We also consent to the reference to our firm under the captions "Independent Accountants" and "Financial Information" in the Statement of Additional Information of Summit Investment Trust.

                                                /s/ Coopers & Lybrand L.L.P.
                                                ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Columbus, Ohio
September 30, 1996